                                                                    EXHIBIT 10.1

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         This Amended and Restated Loan and Security Agreement (this "Agreement") is made and entered into as of this ____ day of ___________, 2001, by and among CIERA NETWORK SYSTEMS, INC., a Texas corporation located at 1250 Woodbranch Park Drive, First Floor, Houston TX 77079 (as such, together with its successors and permitted assigns, "Borrower"), CCC GLOBALCOM CORPORATION, a Nevada corporation located at 16350 Park Ten Place, Suite 241, Houston, Texas 77084 (as such, together with its successor and permitted assigns, "Guarantor"), and RFC CAPITAL CORPORATION, a Delaware corporation, located at 130 East Chestnut Street, Suite 400, Columbus, Ohio 43215 (as such, together with its successors and assigns, "Lender").


                                   WITNESSETH

         WHEREAS, The indebtedness and obligations evidenced by this Agreement and all instruments, agreements, and documents executed in connection herewith constitute an amendment, renewal, and restatement of all indebtedness and obligations of the Borrower evidenced by a certain Loan and Security Agreement dated as of April 2, 2001 (the "Closing Date"), between the Borrower, Guarantor and Lender, as amended from time to time (the "Existing Loan Agreement"), and by promissory notes, security agreements, collateral assignments, uniform commercial code financing statements or equivalent perfection documents, and any other document, agreement, waiver or other instrument executed in connection therewith or prior thereto (collectively with the Existing Loan Agreement, the "Existing Loan Documents"). The Existing Loan Documents shall remain in full force and effect, except to extent modified by this Agreement as if the indebtedness and obligations secured and perfected with respect to the Existing Loan Documents had been payable originally as provided by this Agreement and by the instruments, agreements and documents executed in connection herewith. The terms and conditions of this Agreement and the Bank's rights and remedies hereunder, shall apply to all of the obligations incurred under the Existing Loan Agreement and the Existing Loan Documents. It is expressly understood and agreed by the parties hereto that this Agreement is in no way intended to constitute a novation of the obligations and liabilities existing under the Existing Loan Documents or evidence payment of all or any of such obligations and liabilities. The Borrower reaffirms the security interests and liens granted to Lender pursuant to each of the Existing Loan Documents, which security interests and liens shall continue in full force and effect during the terms of this Agreement and any renewals thereof and shall continue to secure the obligations identified in the Existing Loan Documents. All references to the Existing Loan Agreement in the Existing Loan Documents shall be deemed to refer to this Agreement. If any inconsistency exists between this Agreement and the Existing Loan Agreement, the terms of this Agreement shall prevail.

         WHEREAS, Lender desires to make one or more loans to Borrower to be used for working capital and for such other purposes as Borrower and Lender mutually agree in writing, pursuant to the terms and provisions specified herein and as evidenced by that certain Promissory Notes dated as of April 2, 2001 and of even date herewith (collectively, the "Promissory Notes").

         WHEREAS, Borrower and Guarantor acknowledge that each derives material benefit and valuable consideration from the Promissory Notes.

         WHEREAS, as security for the performance of Borrower's and Guarantor's obligations hereunder, and under the Promissory Notes, the Borrower and the Guarantor shall each grant to Lender a security interest in certain of such Borrower's and Guarantor's assets as more fully described herein.

         NOW, THEREFORE, in order to secure performance of Borrower's and Guarantor's obligations hereunder and under the Promissory Notes, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Recitals; Definitions. The recitals set forth above are hereby incorporated as terms and provisions hereof. As used in this Agreement:

         "Affiliate" means any individual, partnership, corporation, or other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with either Borrower, or is a family member related by birth or marriage.

         "Attrition Rate" means the decrease, if any, expressed as a percentage, in Eligible Customers obtained by applying the following formula: (a)(i) the aggregate number of Eligible Customers as of the first day of a Measurement Period, minus (ii) the aggregate number of such customers who remain Eligible Customers as of the last day of such Measurement Period, divided by (b) the aggregate number of Eligible Customers as of the first day of such Measurement Period, where "Eligible Customers" means customers in good standing not more than 60 delinquent on payments due to Borrower, and "Measurement Period" means any three month period beginning with the first day of any calendar month and ending with the last day of the month constituting a consecutive three month period (e.g. June 1 through August 31).

         "Availability Formula" means, unless otherwise modified by Lender, an amount equal to the sum of:

                  (i) the product of (x) the Equalnet Revenue Multiple times (y) the lesser of (1) the average combined revenues (less Taxes and Surcharges) of the Equalnet Business for the rolling three month period immediately preceding the date of determination, or (2) the combined revenues (less Taxes and Surcharges) of the Equalnet Business for the month immediately preceding the date of determination; plus

                  (ii) the product of (x) the Ciera Post-Paid Revenue Multiple times (y) the lesser of (1) the average Cash Collections of Ciera Post-Paid for the rolling three month period immediately preceding the date of determination, or (2) the Cash Collections of Ciera Post-Paid for the month immediately preceding the date of determination; plus

                  (iii) the product of (x) the Ciera Pre-Paid Revenue Multiple times (y) the lesser of (1) the average Cash Collections of Ciera Pre-Paid for the rolling three month period immediately preceding the date of determination, or (2) the Cash Collections of Ciera Pre-Paid for the month immediately preceding the date of determination;

provided, however, if the Ciera Pre-Paid Net Growth Rate is less than 1.00%, the amount calculated in (iii) above shall be excluded from the Availability Formula.

         "Blocked Account" means one or more cash collection accounts maintained at a financial institution acceptable to Lender for the purpose of collecting Borrower's accounts and proceeds of the Collateral with respect to which Lender has the sole power of withdrawal and a first and exclusive perfected lien, established pursuant to the terms of this Agreement.

         "Cash Collections" means all cash, monies, receipts, proceeds and the like received in the Lockbox Account or the Blocked Account in respect of Equalnet Loan (less Taxes and Surcharges) that represent the collection of Borrower's accounts receivable received within 90 days of the original invoice date therefor.

         "Ciera Post-Paid" shall mean Ciera Post-Paid Local Services.

         "Ciera Post-Paid Revenue Multiple", for the purpose of determining the Availability Formula, shall be determined as follows:

                  (i) to the extent Ciera Post-Paid's average Cash Collections for the rolling three month period immediately preceding the date of determination is greater than or equal to eighty-five percent (85%), the Ciera Post-Paid Revenue Multiple shall be 3.0;

                  (ii) to the extent Ciera Post-Paid's average Cash Collections for the rolling three month period immediately preceding the date of determination is greater than or equal to seventy-five percent (75%), but less than eighty-five percent (85%), the Ciera Post-Paid Revenue Multiple shall be 2.5;

                  (iii) to the extent Ciera Post-Paid's average Cash Collections for the rolling three month period immediately preceding the date of determination is less than seventy-five percent (75%), the Ciera Post-Paid Revenue Multiple shall be 2.0.

         "Ciera Pre-Paid" shall mean Ciera Pre-Paid Local Services.

         "Ciera Pre-Paid Net Growth Rate" means the monthly increase in the number of customers of Ciera Pre-Paid, expressed as a percentage, and shall be computed according to the following formula:

                   C(ME1) - C(MB1) + C(ME2) - C(MB2) + C(ME3)- C(MB3)
                   ---------------   ---------------   --------------
                        C(MB1)            C(MB2)           C(MB3)
     ----------------------------------------------------------------------
                                          3

         where C(MB1) means the number of Ciera Pre-Paid's customers as of the first business day of the calendar month in which the Ciera Pre-Paid Net Growth Rate is determined (the "Ciera Pre-Paid Net Growth Rate Determination Month"), C(ME1) means the number of Ciera Pre-Paid's customers as of the last business day of the Ciera Pre-Paid Net Growth Rate Determination Month, C(MB2) means the number of Ciera Pre-Paid's customers as of the first business day of the first calendar month immediately preceding the Ciera Pre-Paid Net Growth Rate Determination Month, C(ME2) means the number of Ciera Pre-Paid's customers as of the last business day of the first calendar month immediately preceding the Ciera Pre-Paid Net Growth Rate Determination Month, C(MB3) means the number of Ciera Pre-Paid's customers as of the first business day of the second calendar month immediately preceding the Ciera Pre-Paid Net Growth Rate Determination Month, and C(ME3) means the number of Ciera Pre-Paid's customers as of the last business day of the second calendar month immediately preceding the Ciera Pre-Paid Net Growth Rate Determination Month.

         "Ciera Pre-Paid Revenue Multiple", for the purpose of determining the Availability Formula, shall be determined as follows:

                  (i) to the extent the Ciera Pre-Paid Net Growth Rate is greater than or equal to three percent (3%), the Ciera Pre-Paid Revenue Multiple shall be 3.0;

                  (ii) to the extent the Ciera Pre-Paid Net Growth Rate is greater than or equal to two percent (2%), but less than three percent (3%), the Ciera Pre-Paid Revenue Multiple shall be 2.0;

                  (iii) to the extent the Ciera Pre-Paid Net Growth Rate is less than two percent (2%), the Ciera Pre-Paid Revenue Multiple shall be 1.0;

         "ECC" means Equalnet Communications Corp.

         "ENC" means Equalnet Corporation.

         "Equalnet Business" means the business of Borrower relating to the assets of the Equalnet Companies which are being purchased out of Chapter 11 bankruptcy.

         "Equalnet Companies" means ECC, ENC and USC.

         "Equalnet Loan" is defined in Section 3 hereof.

         "Equalnet Revenue Multiple", for the purpose of determining the Availability Formula, shall be calculated as follows: on the Closing Date and for a period of 179 days, the Equalnet Revenue Multiple shall be equal to the quotient of (x) the sum of all obligations owed to RFC by the Equalnet Companies as of the Closing Date, divided by (y) the Equalnet Companies gross monthly billings (less Taxes and Surcharges) for March 2001; thereafter, beginning 180 days after the Closing Date, the Equalnet Revenue Multiple shall decrease .05 every two months for the first six months, .10 every month for the next 12 months, and .14 every month for the next 12 months; provided, however, that in no event shall the Equalnet Revenue Multiple be less than 3.0.

         "GAAP" means generally accepted accounting principles consistently applied set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board as in effect on the date hereof.

         "Lockbox Account" means those certain accounts acceptable to Lender which have been collaterally assigned to Lender and which are established for the collection of all of Borrower's accounts and contract rights.

         "Maximum Loan Amount" is defined in Section 3.

         "Net Growth Rate" means the combined monthly increase in the number of customers of Ciera Post-Paid and the Equalnet Business, expressed as a percentage, and shall be computed according to the following formula:

                   C(ME1) - C(MB1) + C(ME2) - C(MB2) + C(ME3) - C(MB3)
                   ---------------   ---------------   ---------------
                        C(MB1)            C(MB2)            C(MB3)
--------------------------------------------------------------------------------
                                          3

         where C(MB1) means the number of Ciera Post-Paid's and Equalnet Business' customers as of the first business day of the calendar month in which the Net Growth Rate is determined (the "Net Growth Rate Determination Month"), C(ME1) means the number of Ciera Post-Paid's and Equalnet Business' customers as of the last business day of the Net Growth Rate Determination Month, C(MB2) means the number of Ciera Post-Paid's and Equalnet Business' customers as of the first business day of the first calendar month immediately preceding the Net Growth Rate Determination Month, C(ME2) means the number of Ciera Post-Paid's and Equalnet Business' customers as of the last business day of the first calendar month immediately preceding the Net Growth Rate Determination Month, C(MB3) means the number of Ciera Post-Paid's and Equalnet Business' customers as of the first business day of the second calendar month immediately preceding the Net Growth Rate Determination Month, and C(ME3) means the number of Ciera Post-Paid's and Equalnet Business' customers as of the last business day of the second calendar month immediately preceding the Net Growth Rate Determination Month.

         "Obligations" is defined in Section 10.

         "Omniplex" means, Omniplex Communications Group, LLC, a Texas limited liability company that is the debtor-in-possession in Case No. 01-42079-399 of the United States Bankruptcy Court Division for the Eastern District of Missouri and any affiliates thereof.

         "Omniplex Borrowing Formula" means the Omniplex Collection Multiple, multiplied by, the lesser of (i) (A) for the period beginning on the Closing Date and ending on November __, 2001, Omniplex Collections for the 30 day period ending on the Closing Date, and (B) at any time thereafter, Omniplex Collections for the 30 day period ending on the date of any such determination or (ii) the aggregate Omniplex Collections, divided by three (3), for the immediately proceeding 90 day period ending on the date of any such determination.

         "Omniplex Collections" means all collected funds which result from the proceeds of accounts receivable or contract rights (less Taxes and Surcharges) from customers who were Omniplex customers at the date of Borrower's purchase of Omniplex assets and which are collected through the Lockbox Account and/or Blocked Account established for Omniplex accounts.

         "Omniplex Collection Multiple" means (i) for the period beginning September 1, 2001, and ending August 31, 2003, (A) ____.0, reduced by (B) the product of .10, multiplied by the number of full months which have elapsed as of the date of determination from February 1, 2002, the first .10 reduction shall occur March 1, 2002, and each further reduction shall occur the first day of each month thereafter, and (ii) for the period from September 1, 2003, to the Omniplex Maturity Date, the Omniplex Performance Multiple.

         "Omniplex Performance Multiple" means the applicable collection multiple set forth below determined by reference to the applicable Omniplex Collection Percentage also set forth below:

----------------------------------------------------------------------------------------------------------------------
Omniplex Collection Percentage                               Applicable Omniplex Performance Multiple
----------------------------------------------------------------------------------------------------------------------
Greater than or equal to 90%                                 4.0
----------------------------------------------------------------------------------------------------------------------
Greater than or equal to 85% but less than 90%               3.5
----------------------------------------------------------------------------------------------------------------------
Greater than or equal to 80% but less than 85%               3.0
----------------------------------------------------------------------------------------------------------------------
Greater than or equal to 75% but less than 80%               2.5
----------------------------------------------------------------------------------------------------------------------
Greater than or equal to 70% but less than 75%               2.0
----------------------------------------------------------------------------------------------------------------------
Greater than or equal to 65% but less than 70%               1.0
----------------------------------------------------------------------------------------------------------------------

Changes in the applicable Omniplex Performance Multiple resulting from a change in the Omniplex Collection Percentage shall become effective on the first day following notice from Lender to Borrower of any such determination. If Borrower shall fail to deliver to Lender the information necessary to calculate the applicable Omniplex Performance Multiple, the applicable Omniplex Performance Multiple shall be the lowest whole number set forth in the table above.

         "Omniplex Collection Percentage" means the ratio, expressed as a percentage, determined by Lender in its sole good faith discretion, of Borrower's (a) Omniplex Collections in respect of any particular one to three month period selected by Lender in its sole good faith discretion which are paid to Borrower within 90 days of the original invoice dates therefor, to (b) the aggregate stated amount of all invoices as of the beginning of the period selected by Lender.

Lender shall compute the applicable Omniplex Performance Collection Multiple in its sole good faith discretion at least quarterly during the time that any portion of the Omniplex Loan is outstanding.

         "Omniplex Loan" is defined in Paragraph 3 hereof.

         "Omniplex Maturity Date" means August 1, 2005.

         "Overall Growth Rate" means the increase, if any, expressed as a percentage, in Eligible Customers obtained by applying the following formula:
(a)(i) the aggregate number of Eligible Customers as of the last day of a Measurement Period, minus (ii) the aggregate number of Eligible Customers as the first day of such Measurement Period, divided by, (b) the aggregate number of Eligible Customers as of the first day of such Measurement Period.

         "Permitted Liens" means (a) liens in favor of the Lender; (b) liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by the Borrower provided, that, the lien shall have no effect on the priority of the liens in favor of the Lender or the value of the Collateral and a stay of enforcement of any such lien shall be in effect;
(c) liens disclosed in the financial statements referred to in Section 14, the existence of which the Lender has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; and (e) liens disclosed on
Schedule 11(g); and (f) liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that any such lien shall not encumber any other property of the Borrower.

         "Person" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or any other entity of any kind or any government or political subdivision or any agency, department or instrumentality thereof.

         "Taxes and Surcharges" means collectively, without limitation, all federal and state taxes, governmental assessments, federal or other universal service fees, surcharges and other charges collected by Borrower from its customers (or from others) and payable to any governmental or administrative authority.

         "USC" means USC Telecom, Inc.

         "Warrant Agreement" means that certain Warrant to Purchase 250,000 Shares of Common Stock of CCC GlobalCom Corporation dated _____, 2001, being warrant no. _________.

         2. Capitalized Terms. Capitalized terms shall have the respective meanings ascribed thereto in this Agreement.

         3. Maximum Loan Amount; Term of Loan; Determination of Availability.

                  Lender hereby agrees to loan to Borrower, subject to the terms and conditions of this Agreement, up to the aggregate principal amount of up to Twenty Million Dollars ($20,000,000) ("Maximum Loan Amount") upon the terms and conditions set forth herein. The Maximum Loan Amount shall be comprised of (a) a revolving facility up to the principal sum of $10,000,000, subject to the terms and conditions hereof (the "Equalnet Loan") made prior to the date hereof in connection with Borrower's purchase of the Equalnet Business, and (b) a separate revolving facility up to the principal sum of $10,000,000, subject to any reduction pursuant to the Warrant Agreement subject to the terms and conditions hereof (the "Omniplex Loan") made to enable Borrower to purchase certain assets of Omniplex.

                  (a) Equalnet Loan.

                           (i) From the Closing Date through the period ending on January 2, 2004, Borrower may from time to time request in writing that Lender make one or more advances under the Equalnet Loan pursuant to the terms and provisions of this Agreement (each such advance made hereunder or under the Omniplex Loan, a "Loan" and the aggregate principal amount outstanding of all Loans made hereunder or under the Omniplex Loan, the "Principal Sum"). Lender shall have no obligation to make any Loan at any time when a set of facts or circumstances exists, which, by itself, upon the giving of notice, the lapse of time, or any one or more of the foregoing would constitute an Event of Default (as defined in Section 23) under this Agreement (a "Pending Default").

                           (ii) Notwithstanding anything to the contrary in this Agreement, the Principal Sum of the Equalnet Loan shall not exceed the lesser of (A) $10,000,000, and (B) the Availability Formula.

                           (iii) Subject to Section 29 hereof and unless otherwise agreed by Lender and Borrower in writing and provided there has not otherwise been an Event of Default, the term of the Equalnet Loan Agreement shall commence as of the Closing Date and continue until April 2, 2005 (the "Stated Maturity").

                           (iv) Lender reserves the right, after providing notice to Borrower in accordance with Section 26 of this Agreement and the expiration of any applicable cure period, to deduct from any Loan made hereunder, such amounts as Lender may deem proper and necessary, in its sole discretion, for the payment of interest, fees, and expenses under this Agreement or any other agreement in favor of Lender, and such other purposes as Lender may deem appropriate.

                  (b) Omniplex Loan.

                           (i) From the date hereof through the period ending on May 31, 2005, Borrower may from time to time request in writing that Lender make one or more advances under the Omniplex Loan pursuant to the terms and provisions of this Agreement. Lender shall have no obligation to make any Loan at any time when a Pending Default or an Event of Default has occurred.

                           (ii) Notwithstanding anything to the contrary in this Agreement, the Principal Sum of the Omniplex Loan shall not exceed the lesser of (A) $10,000,000 as reduced pursuant to the terms of the Warrant Agreement and (B) the Omniplex Borrowing Formula. Lender, in its sole good faith discretion, reserves the right upon prior written notice to Borrower to adjust any component used in calculating the Omniplex Borrowing Formula or reduce the Omniplex Collection Multiple as a result of any material decline in the Borrower's collection percentage, any market conditions applicable to Borrower's business, any material attrition in Borrower's customer base, or for any other reason deemed by Lender in good faith that affects the Omniplex Loan.

                           (iii) Subject to Section 29 hereof and unless otherwise agreed by Lender and Borrower in writing and provided there has not otherwise been an Event of Default, the term of the Omniplex Loan shall commence as of the date hereof and continue until August 31, 2005 (the "Omniplex Maturity Date").

                           (iv) Lender reserves the right, after providing notice to Borrower in accordance with Section 26 of this Agreement and the expiration of any applicable cure period, to deduct from any Loan made hereunder, such amounts as Lender may deem proper and necessary, in its sole discretion, for the payment of interest, fees, and expenses under this Agreement or any other agreement in favor of Lender, and such other purposes as Lender may deem appropriate.

         4. Interest.

                  (a) Subject to the terms and conditions hereof, from the date of the Promissory Note in respect of the Equalnet Loan, the Principal Sum of the Equalnet Loan shall bear interest, until the Stated Maturity and payment in full of the Equalnet Loan, at a rate equal to the prime lending rate from time to time in effect as published in The Wall Street Journal, Midwest Edition (the "Prime Rate"), plus one and three-quarters percent (1.75%) per annum.

                  (b) Subject to the terms and conditions hereof, from the date of the Promissory Note in respect of the Omniplex Loan, the Principal Sum of the Omniplex Loan shall bear interest until the Omniplex Maturity Date and payment in full of the Omniplex Loan at a rate equal to the Prime Rate plus two percent (2%) per annum.

                  (c) Each change in the Prime Rate shall automatically and immediately change the interest rate on all advances under the Equalnet Loan and the Omniplex Loan without notice to the Borrower. All interest payments under this Agreement shall be calculated on a 360-day year basis and shall be based on the actual number of days that elapse during the interest calculation period.

         5. Expenses. Borrower shall pay upon demand therefor all out-of-pocket expenses of Lender associated with the negotiation, preparation and execution of this Agreement, including but not limited to, Lender's reasonable legal fees, audit fees, appraisal fees and banking fees related hereto. All such expenses shall be netted on the date of this Agreement against the Loan proceeds or added to the Principal Sum, as the case may be.

         6. Payment of Principal and Interest.

                  (a) The Principal Sum of the Equalnet Loan, or so much thereof as shall have been advanced by Lender at any time and not thereafter repaid, plus any and all accrued and unpaid interest shall be immediately due and payable upon the Stated Maturity, whether by demand, acceleration or otherwise. In addition, accrued interest on the Equalnet Loan shall be payable by Borrower to Lender on a monthly basis in arrears on the first day of each month; provided, however, that one and three-quarters percent of the interest due and payable under the Equalnet Loan shall be deferred during the period beginning on the Closing Date and ending on April 2, 2002, and repaid in equal monthly installments during the period beginning on April 3, 2002 and ending on April 2, 2003.

                  (b) The Principal Sum of the Omniplex Loan, or so much thereof as shall have been advanced by Lender at any time and not thereafter repaid, plus any and all accrued and unpaid interest shall be immediately due and payable upon the Omniplex Maturity Date, whether by demand, acceleration or otherwise. In addition, all collections received through the Lockbox Account and the Blocked Account in respect of the customers relating to Borrower's purchase of Omniplex assets shall be applied to the Principal Sum of the Omniplex Loan, beginning June 1, 2005. Furthermore, accrued interest on the Omniplex Loan shall be payable by Borrower to Lender on a monthly basis in arrears on the first day of each month; provided however that interest on the Principal Sum of the Omniplex Loan during the period from August 30, 2001, to February 28, 2002, shall be due and payable in six (6) equal consecutive monthly installments, beginning March 1, 2002, and continuing through and including August 1, 2002. Each such installment shall be in the amount of 1/6 of the amount of the accrued and unpaid interest on the Principal Sum of the Omniplex Loan as of February 28, 2002. Except for the period set forth in the immediately preceding sentence, Lender shall apply all collections, as of the date they are received and collected in the Lockbox, first against any fees or other charges, then second against accrued interest, and then third against the Principal Sum, until all amounts due under the Loan are paid in full. The interest rates accruing on the Principal Sum of the Equalnet Loan and the Omniplex Loan, as the case may be, shall be separately and collectively termed the "Interest Rates."

                  (c) Upon the occurrence of an Event of Default, including, but not limited to, an event where an installment of interest or the unpaid principal balance is not received by Lender on or before the date such payment is due, at Lender's sole discretion and in addition to Lender's other rights hereunder, Lender shall have the right, without any further notice or demand for payment, to increase the applicable Interest Rates to a rate or rates equal to five percentage points (5%) in excess of rate of interest in effect immediately prior to such Event of Default. Upon the occurrence of an Event of Default, at Lender's option, Lender may add any unpaid accrued interest to the Principal Sum, and such sum will bear interest therefrom until paid at the rate provided for herein including any increased Interest Rates. In addition, in such event Borrower agrees to immediately suspend the payment of any and all cash bonuses to any director, officer and/or management personnel until such time as Borrower is in compliance with the terms and conditions of this Agreement.

         7. Payment.

                  (a) Borrower shall expressly instruct all of its end users and other payors, including master payors on credit card receipts, to remit payment to the Lockbox Account. Pursuant to this Agreement and/or the execution of any other documentation in connection herewith or with respect to the Lockbox Account or the Blocked Account, Borrower hereby authorizes Lender to withdraw funds from the Lockbox Account in order to satisfy any Obligations then due and owing Lender by Borrower, and, to the extent such available funds are not sufficient to satisfy the Obligations then due and owing Lender, Borrower shall immediately remit such payment to Lender, by wire transfer, in lawful money of the United States of America, to an account designated by Lender, or in the event no such account has been identified, by certified check payable to RFC Capital Corporation and delivered at 130 East Chestnut Street, Suite 400, Columbus, Ohio 43215, Attention: President or at such other place as Lender may designate in writing.

                  (b) If Borrower fails to maintain the minimum required Availability Formula for the Equalnet Loan or Omniplex Borrowing Formula for the Omniplex Loan, as the case may be, Borrower shall immediately pay to Lender such difference.

         8. Prepayment; Termination.

                  (a) Borrower may prepay the Principal Sum outstanding plus accrued but unpaid interest on the Promissory Notes in whole or in part at any time. Except as otherwise provided herein, the amount of any prepayment shall be applied first to satisfy the payment of any fees, costs, charges or expenses incurred by Lender in connection with this Agreement, including but not limited to attorneys' fees, then second in reduction of accrued and unpaid interest, if any, and third, in reduction of the Principal Sum.

                  (b) Notwithstanding the foregoing, Borrower may terminate this Agreement in connection with Borrower's prepayment of the entire Principal Sum and upon Lender's receipt of ninety (90) days prior written notice thereof. In the event of any termination of this Agreement, Borrower shall be required to discharge, no later than the effective date of termination, the Principal Sum, all accrued and unpaid interest, all Obligations and all other amounts owing from Borrower to Lender pursuant to this Agreement, whether any such amount and due and payable at such time, and any agreement or document executed or delivered hereunder. The security interest created by Borrower in favor of Lender pursuant to this Agreement, and all other rights and remedies of Lender pursuant to this Agreement, shall continue in full force and effect notwithstanding any termination of this Agreement, until the Principal Sum, all accrued and unpaid interest, all Obligations and all other obligations owing from Borrower to Lender are discharged in full.

         9. Use of Proceeds.

                  (a) Borrower hereby agrees, represents, covenants and warrants that all Loan proceeds of the Equalnet Loan received hereunder shall be used, unless otherwise agreed in writing with Lender, to (i) refinance the current obligations owed to Lender on two ENC and one USC Receivables Sale Agreements,
(ii) refinance outstanding balances owed to Lender relating to one USC term loan, one ENC term loan, and one ECC term loan up to a maximum of the permitted claim, (iii) pay any transaction costs incurred by Guarantor or Lender in excess of $500,000, and (iv) provide working capital.

                  (b) Borrower hereby agrees, represents, covenants and warrants that all Loan proceeds of the Omniplex Loan received hereunder shall be used, unless otherwise agreed in writing with Lender, to (i) purchase of the assets of Omniplex pursuant to a final order of the United States Bankruptcy Court in the Omniplex proceeding to which Lender has consented, (ii) pay any transaction costs incurred by Borrower or Guarantor, Lender, and (iii) provide working capital.

                  Any other use of the Loans is expressly subject to the prior written approval of Lender.

         10. Grant of Security Interest.

                  (a) To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants, pledges, conveys and assigns to Lender continuing security interests in and lien upon the following property and interests in property, whether Borrower's interest therein be as owner, co-owner, lessee, consignee, secured party or otherwise, and whether the same be now owned or existing or hereafter arising or acquired, and wherever located, together with all substitutions, replacements, additions and accessions therefor or thereto, all documents, contracts, negotiable documents, documents of title, warehouse receipts, storage receipts, dock receipts, dock warrants, express bills, freight bills, airbills, bills of lading, and other documents relating thereto, all products thereof and all cash and non-cash proceeds thereof including, but not limited to, notes, drafts, checks, instruments, insurance proceeds, indemnity proceeds, warranty and guaranty proceeds (herein the "Proceeds"): (i) all inventory including, but not limited to, all goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, all parts, supplies, raw materials, work in process, finished goods, materials used or consumed, and repossessed and returned goods (herein the "Inventory"); (ii) all present and future accounts, accounts receivable, contract rights, chattel paper, electronic chattel paper, payment intangibles, healthcare receivables, income tax refunds, proceeds of letters of credit, preference recoveries and all claims in respect of any transfers of any kind, instruments, negotiable documents, notes, drafts, acceptances and other forms of obligations, all contracts, books, records, ledger cards, computer programs, and other documents or property, including without limitation such items which are evidencing or relating to the accounts and inventory and including, but not limited to, any of the foregoing arising from or in connection with the sale, lease or other disposition of Inventory (herein the "Accounts"); (iii) all present and future general intangibles, including, without limitation, income and other tax refunds, eminent domain and condemnation awards, choses in action, commercial tort claims, preference recoveries and all claims in respect of transfers of any kind, all transfers by States and governmental units of States, letter of credit rights and proceeds of letters of credit, franchise rights, installment contracts (herein, the "General Intangibles"); (iv) all machinery, equipment, tools, dies, molds, rolling stock, furniture, furnishings and fixtures including, but not limited to, all manufacturing, fabricating, processing, transporting and packaging equipment, power systems, heating, cooling and ventilating systems, lighting and communications systems, electric, gas and water distribution systems, food service systems, fire prevention, alarm and security systems, laundry systems and computing and data processing systems (herein the "Equipment"); (v) all present and future trade names, trademarks, trademark applications, trade secrets, domain names, service marks, data bases, software and software systems, including the source and object codes, information systems, discs, tapes, customer lists, telephone numbers, credit memoranda, goodwill, patents, patent applications, patents pending, copyrights, royalties, literary rights, licenses and franchises (herein the "Intellectual Property"); (vi) all present and future investment property, including without limitation, securities, whether certificated or uncertificated, securities entitlements, securities accounts, commodities contracts and commodities accounts (herein the "Investment Property"); (vii) all present and future of Borrower's customer base, which shall include but not be limited to all of Borrower's past, present and future customer contracts, agreements, lists, documents, computer tapes, letters of agency or other arrangements, any customer list relating thereto and any information regarding prospective customers and contracts, agreements, goodwill and other intangible assets associated with any of the foregoing (herein the "Customer Base"); (viii) all present and future deposit accounts, whether general, special, time, demand, provisional, or final, all cash or monies wherever located, any and all deposits or other sums at any time due to Borrower, any and all policies or certificates of insurance, goods, choses in action, cash and property, which now or hereafter are at any time in the possession or control of Lender or in transit by mail or carrier to or from Lender, or in the possession of any third party acting in Lender's behalf, without regard to whether Lender received the same in pledge for safekeeping, as agent for collection or transmission or otherwise, or whether Lender has conditionally released the same (herein the "Deposits"); and
(ix) all present and future insurance proceeds of whatever nature (herein the "Insurance Proceeds") (all of the Accounts, the General Intangibles, the Inventory, the Equipment, the Intellectual Property, the Investment Property, the Customer Base, the Deposits, the Insurance Proceeds, and the Proceeds herein are collectively termed the "Collateral").

                  (b) The security interests granted in the Collateral by this Agreement are to secure the prompt and full payment and complete performance of all obligations of Borrower to Lender under this Agreement, the Promissory Notes and all other indebtedness, liabilities and obligations whatsoever and whatever nature owed by Borrower to Lender whether direct or indirect, obsolete or contingent, primary or secondary, due or to become due and whether now existing or hereafter arising and howsoever evidenced or acquired, whether joint or several, or joint and several (collectively, the "Obligations"). The word "Obligations" is used in its most comprehensive sense and includes, without limitation, all forbearances, all indebtedness, debts and liabilities (including principal, interest, late charges, collection costs, attorneys' fees and the like) of Borrower to Lender, whether evidenced by note, warrant, pledge or otherwise, and any and all renewals of or substitutions therefor. The absence of any reference to this Agreement in any documents, instruments, or agreements evidencing or relating to any Obligations secured hereby shall not limit or be construed to limit the scope or applicability of this Agreement.

                  (c) It is Borrower's express intention that this Agreement and the continuing security interest granted hereby, in addition to covering all present obligations of Borrower to Lender and its Affiliates pursuant to the Obligations, shall extend to all future obligations of Borrower to Lender intended as replacements or substitutions for said Obligations, whether or not such Obligations are reduced or entirely extinguished and thereafter increased or reincurred.

                  (d) It is the intention of the parties hereto that this Agreement shall constitute a security agreement under the Uniform Commercial Code and any other applicable law and Lender and its affiliates, successors and assigns shall have the rights and remedies of a Lender thereunder. Borrower further agrees to deliver any financing statements or additional documents Lender may reasonably request to perfect or evidence Lender's security interest granted herein.

                  (e) At its option, Lender may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance and preservation of the Collateral. Borrower agrees to reimburse Lender upon demand for any payment made or any expense incurred (including reasonable attorneys' fees) by Lender pursuant to the foregoing authorization. Should said sum not be paid to Lender upon demand, interest shall accrue thereon from the date of demand until paid in full, at the highest rate set forth in any document or instrument evidencing any of the Obligations.

                  (f) Lender shall have no duty as to the collection or protection of the Collateral or any income therefrom, nor as to the preservation of rights against prior parties, nor as to the preservation of any right pertaining thereto, beyond the safe custody of any Collateral in the possession of Lender.

         11. Representations, Warranties and Covenants of Borrower and Guarantor. Borrower and Guarantor, jointly and severally, represent, warrant, covenant and agree that:

                  (a) each of Borrower and Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to execute, deliver and perform this Agreement; and, each of Borrower and Guarantor (i) has all necessary licenses, permits and authorizations to carry out all of the terms, covenants and provisions contained herein, and to carry on its business as now conducted and as presently proposed to be conducted, (ii) will not be doing business or conducting any activity in any jurisdiction in which it has not duly qualified and become authorized to do business, and (iii) will not be in violation of any laws, ordinances, orders, governmental rules or regulations to which it is subject;

                  (b) the Board of Directors of each of Borrower and Guarantor, as appropriate, has duly authorized the execution and delivery of this Agreement and of the Promissory Notes and other documents contemplated herein, and this Agreement, the Promissory Notes and other documents executed in connection with this Agreement will constitute valid and binding obligations enforceable in accordance with their respective terms;

                  (c) the execution and delivery of this Agreement, and the performance of the transactions contemplated hereby, do not violate, conflict with, result in the breach of, or constitute a default under any applicable law, the organizational documents of Borrower or Guarantor or any agreement or instrument to which Borrower or Guarantor is a party, or result in the creation or imposition of any lien, charge or encumbrance upon any assets of Borrower or Guarantor, other than the liens granted to Lender pursuant to this Agreement, pursuant to the terms of any agreement or instrument to which Borrower or Guarantor is a party or by which Borrower or Guarantor or any of their assets are bound;

                  (d) there are no actions, proceedings or investigations pending or, to the knowledge of Borrower or Guarantor, threatened against Borrower or Guarantor, whether or not covered by insurance, which may result, either individually or in the aggregate, in any material adverse change in the assets, financial condition or business prospects of Borrower or Guarantor;

                  (e) each of Borrower and Guarantor has timely filed all tax returns which Borrower and Guarantor are required by law to file or has obtained valid extensions and all taxes and other sums owing by Borrower or Guarantor to any governmental authority have been fully paid and Borrower and Guarantor each maintain adequate reserves to pay such tax liabilities as they accrue;

                  (f) except for Permitted Liens, no Person has any rights in or to the Collateral other than Lender as created by this Agreement other than an affiliate of Lender;

                  (g) except for Permitted Liens, Borrower has good title to all the Collateral, free from any liens and encumbrances, and has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property whether now owned or hereafter acquired to be subject to a lien or encumbrance and will warrant and defend the title thereto, and the security interest therein, conveyed to Lender by this Agreement, against the claims of all persons whomsoever and wheresoever situated;

                  (h) neither Borrower nor Guarantor has breached any agreement, representation, warranty or covenant provided in this Agreement or the Guaranty;

                  (i) neither Borrower nor Guarantor is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower or Guarantor is a party or by which Borrower or Guarantor or their property is bound, and no event has occurred and no condition exists which would constitute a Pending Default or an Event of Default pursuant to this Agreement, and neither the nature of Borrower or Guarantor or their respective business or properties, nor any relationship between Borrower or Guarantor and any other Person, nor any circumstance in connection with the execution of this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Person;

                  (j) the financial statements of Borrower for the month ending July 31, 2001, and the financial statements for Guarantor for the fiscal year ending December 31, 2000, which have been supplied to Lender, have been prepared in accordance with GAAP and fairly represent Borrower's and Guarantor's financial conditions, respectively, as of such date; no material adverse change in Borrower's or Guarantor's financial condition has occurred since such date;

                  (k) subject to any limitation stated therein or in connection therewith, all information furnished by Borrower concerning the Collateral or otherwise in connection with the Obligations, is or shall be at the time the same is furnished, accurate, correct and complete in all material respects;

                  (l) the Collateral is and shall be used primarily for business purposes and Borrower shall keep the Collateral in good condition (normal wear and tear excepted) and shall not misuse, abuse, waste or destroy any of the same nor use the Collateral in violation of any statute, ordinance, regulation, rule, decree or order;

                  (m) Borrower shall perform, in a timely manner, all of its obligations pursuant to leases, mortgages, deeds of trust or other agreements to which Borrower is a party, and shall pay when due all debt owed by Borrower and all claims of mechanics, materialmen, carriers, landlords, warehousemen and other like persons, unless such claims are being contested in good faith and by appropriate proceedings and with respect to which Borrower has established adequate reserves;

                  (n) Borrower shall maintain its existence as a corporation in good standing and shall maintain its principal place of business and chief executive office at the address set forth in Section 26 of this Agreement, and the records concerning the Collateral shall be kept at that address unless Lender gives its prior written consent otherwise;

                  (o) Borrower shall keep the Collateral at the locations set forth in Schedule 11(o) attached hereto and maintain no other place of business or place where Collateral is located except as shown on Schedule 11(o) and shall deliver to Lender written notice, at least sixty (60) days in advance, of any proposed change in Borrower's name, a change in the use of any trade name or new trade names, Borrower's business locations, the location of Borrower's principal place of business or chief executive office, the location of any of Borrower's Equipment, or the location of Borrower's books and records and shall execute any and all financing statements and other documents that Lender requests in connection therewith;

                  (p) Borrower shall comply with all applicable laws and regulations, shall pay all real and personal property taxes, assessments and charges, and all franchise, income, unemployment, social security, withholding, sales and all other taxes assessed against Borrower or the Collateral, at such times and in such manner so as to avoid any penalty from accruing against Borrower or any lien or charge from attaching to the Collateral, and shall promptly deliver to Lender, upon reasonable request, receipted bills evidencing payment of such taxes and assessments, unless such claims are being contested in good faith and by appropriate proceedings and with respect to which Borrower has established adequate reserves;

                  (q) Borrower and Guarantor shall notify Lender immediately upon the occurrence of any circumstance which: (i) makes any representation or warranty of Borrower or Guarantor contained in this Agreement or any other agreement or document delivered hereunder incorrect or materially misleading;
(ii) puts Borrower or Guarantor other than in full compliance with all of Borrower's and Guarantor's covenants and agreements contained in this Agreement or any other agreement or document; or (iii) constitutes an Event of Default under this Agreement;

                  (r) with respect to accounts, to the best of Borrower's knowledge, (i) each account is based on an actual bona fide and genuine rendering or performance of services in the ordinary course of business, the account obligors have accepted such goods or services and unconditionally owe and are obligated to pay the full amounts reflected in the invoices according to the terms thereof without any defense, offset or counterclaim; (ii) all of the documents provided or to be given to Lender with respect to the accounts are genuine; and (iii) pursuant to its customary credit investigation in the ordinary course of business as of the date each account is created, each of the account obligors is solvent and able to pay such account when due, or with respect to any account obligors who are not solvent, Borrower has established on its books and in its financial records bad debt reserves adequate to cover such accounts;

                  (s) Borrower shall provide or cause to be provided to Lender reasonable access to its facilities, books and records;

                  (t) Schedule 11(t) attached hereto accurately represents to Lender the following: (i) the classes of capital stock of Borrower and par value of each such class, all as authorized by Borrower's Articles of Incorporation,
(ii) the number of shares of each such class of stock issued and outstanding,
(iii) the registered owner or holder (legally or beneficially) thereof, (iv) the certificate numbers evidencing the foregoing and (v) Borrower's employer tax identification number. The outstanding capital stock of Borrower is duly authorized, validly issued, fully paid and non-assessable. Borrower does not have outstanding any other stock or other equity security or other instrument convertible to an equity security or any commitment, understanding or agreement or arrangement to issue, sell or have outstanding any of the foregoing; and

                  (u) Borrower shall at all times keep accurate and complete records of the Collateral in accordance with GAAP.

         12. Negative Covenants. Borrower and Guarantor, jointly and severally, represent, warrant, covenant and agree that, except with the prior written consent of Lender, neither Borrower nor Guarantor, as applicable, shall:

                  (a) in the event Borrower has failed to timely pay any amounts due and owing Lender hereunder, pay to or compensate any director, officer and/or management personnel of Borrower, any additional compensation in the form of a bonus, stock options or other similar incentive compensation, and shall suspend any then existing bonus and incentive compensation payment structure, until such time as all amounts then due and owing Lender have been satisfied;

                  (b) as to Borrower, create, incur, assume or suffer to exist any debt except (i) debt represented by the Promissory Notes, (ii) other indebtedness to Lender, (iii) any other debt which, in the sole opinion of counsel to Lender, is satisfactorily subordinated to all indebtedness owing Lender by Borrower, (iv) unsecured indebtedness to trade creditors arising in the ordinary course of Borrower's business, or (v) any debt related to a Permitted Lien;

                  (c) as to Borrower, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person;

                  (d) as to Borrower, further sell, assign, transfer, pledge, hypothecate, mortgage or otherwise encumber any right or rights with respect to the Collateral or any rights or interests thereunder absent the express written consent of Lender, except for (i) sales of Inventory in the ordinary course of business and (ii) sales of surplus or obsolete Equipment, provided that the aggregate fair market value of such Equipment does not exceed $25,000 in any fiscal year;

                  (e) as to Borrower, convey, transfer, lease or otherwise dispose of all or any portion of its assets (whether now owned or hereafter acquired), be the subject of a merger or merge with or into or consolidate with or into another entity, enter into limited liability companies, partnerships or joint ventures with another entity, or engage in any business other than the businesses engaged in by Borrower on the date hereof and any business or activities which are substantially similar or related thereto; provided however, Lender shall not withhold its written consent in the event that such transaction(s) provides for the immediate full payment of any and all amounts owed by Borrower to Lender;

                  (f) as to Borrower, except for the assets of Omniplex, acquire all or substantially all of the assets or capital stock or other ownership interest of any entity;

                  (g) as to Borrower, redeem or acquire any of its own capital stock, or any options, warrants or any securities in respect of its capital stock, except through the use of the net proceeds from the simultaneous sale of an equivalent amount of stock for the same purchase or redemption price;

                  (h) as to Borrower, declare or pay any cash or property dividend;

                  (i) make any capital expenditures in any one fiscal year that cause the capital expenditures of Guarantor and its consolidated subsidiaries in such fiscal year to exceed an aggregate amount of $500,000;

                  (j) at any time on or after October 31, 2001, permit Guarantor's consolidated Adjusted Tangible Net Worth (defined as the consolidated shareholders' equity of Guarantor and consolidated subsidiaries, minus any intangible assets, plus any subordinated debt approved by and subordinated to the satisfaction of Lender) to be less than the aggregate sum of (i) $2,500,000, plus (ii) the amount of any increase in such Adjusted Tangible Net Worth as a result of Lender's payments made or conversion of indebtedness pursuant to the terms of the Warrant Agreement;

                  (k) at any time permit the ratio of current assets to current liabilities of Guarantor and its consolidated subsidiaries to be less than 1.5 to 1.0;

                  (l) permit the Principal Sum of the Equalnet Loan to exceed
(i) the Availability Formula plus $1,925,000, prior to October 31, 2001, and
(ii) the Availability Formula at any time thereafter;

                  (m) beginning April 2, 2002, permit the ratio of (i) the sum of Borrower's net income before taxes, plus depreciation, plus amortization, plus interest expense, less dividends, distributions and redemption payments to shareholders, divided by (ii) the sum of current maturities of long term debt, plus interest expense, to be less than 1.0 to 1.0 . The foregoing ratio shall be calculated as of the end of each month for period beginning January 1 of each calendar year through and including the end of such month of determination;

                  (n) as to Borrower, except in accordance with Section 11(o) make any change to (i) the location of its chief executive office or the location of the office where records are kept or (ii) its corporate name, tradenames, fictitious names, assumed names or "doing business as" names;

                  (o) change either Borrower's or Guarantor's fiscal year for accounting or tax purposes from a period consisting of the twelve month period ending on December 31 of each calendar year;

                  (p) make any material (as defined in GAAP) change in accounting treatment and reporting practices or tax reporting treatment of Borrower or Guarantor, except as required by GAAP or law and disclosed in writing to Lender;

                  (q) at any time permit the Attrition Rate to be greater than 7%;

                  (r) at any time on or after November __, 2001, permit the Overall Growth Rate to be less than 0%; or

                  (s) permit the Principal Sum of the Omniplex Loan to exceed the Omniplex Borrowing Base.

         13. Conditions Precedent to Making Loan. Unless otherwise specified herein, prior to Lender making any Loan hereunder, unless otherwise waived in writing by Lender, Borrower and Guarantor, as applicable, shall fulfill to Lender's good faith satisfaction, each of the following conditions precedent:

                  (a) each of Borrower and Guarantor is in compliance with any representation, warranty or covenant provided under this Agreement or any other agreement or certificate relating to the transactions contemplated hereby;

                  (b) each of Borrower and Guarantor has delivered to Lender a fully executed and complete copy of its respective Corporate Certificate and a Certified Copy of Resolutions;

                  (c) each of Borrower and Guarantor has delivered to Lender satisfactory evidence that each is in good standing and material compliance with any and all relevant taxing authorities;

                  (d) each of Borrower and Guarantor shall have taken such other action or delivered such other documents to Lender as Lender may reasonably request, including but not limited to, (i) documents in connection with a full follow-up due diligence review of all issues, including without limitation, Borrower's and Guarantor's ownership and management, operations, financial condition and strategic plan, (ii) background checks on certain of Borrower's and Guarantor's shareholders, directors, officers or managers, and (iii) satisfactory release or subordination of any existing debt from Borrower to any shareholder, director, officer, manager or employee, or any affiliates thereof, or any member of such person's family;

                  (e) execution of one or more account assignment agreements, Blocked Account Agreements or the like, in a form satisfactory to Lender, whereby Lender obtains absolute dominion, authority and control over the primary depository accounts and/or Lockbox Accounts, to which all current and future obligors, payors, including master payors on credit card receipts, or Account obligors of

Borrower are directed to remit their respective payment, by ACH or otherwise;

                  (f) execution of an agreement by Guarantor (to be assigned to Borrower) to (i) purchase the assets of the Omniplex out of Chapter 11 bankruptcy subject to the existing liens of Lender, and (ii) assume the lesser of (x) the Omniplex's allowed secured obligations to Lender, as approved by the bankruptcy court, plus $125,000 or (y) $8,125,000, subject to any prorations and adjustments as provided in the definitive agreement to purchase the assets of the Omniplex, to the estate of the Omniplex; and

                  (g) final, nonappealable order approval by the bankruptcy court approving Borrower's purchase of the assets of the Omniplex free and clear of liens except for those of Lender.

                  (h) execution and delivery of the Warrant Agreement and other documents identified on Closing Memorandum distributed in connection herewith.

                  Each request for a Loan or conversion or continuation of a Loan hereunder shall constitute a warranty and representation by Borrower and Guarantor that (i) the warranties and representations of Borrower and Guarantor set forth herein and each of the representations and warranties contained in any certificate, document, or financial or other statement furnished at any time pursuant to this Agreement or any related document are true and correct on and as of such date, except to the extent that such representation or warranty is stated to expressly relate solely to an earlier date, and (ii) Borrower and Guarantor have complied and are in compliance with all the terms, covenants and conditions of this Agreement which are binding on each of them, and no Event of Default or Pending Default has occurred and is continuing on such date or after giving effect to the Loan requested to be made.

         14. Reporting.

                  (a) Borrower shall furnish, or cause to be furnished, to
Lender:

                           (i) as soon as available, and in any event within 30
days after the end of each month of its fiscal year, a financial statement, including a balance sheet and income statement, of Borrower as of the end of such month, commencing with the August 31, 2001 financial statements, certified by the President, Chief Executive Officer or Controller of Borrower, and accompanied by a management narrative summarizing circumstances and issues underlying such results and those facing Borrower on a going forward basis; and

                           (ii) any and all other reasonably necessary and
material documentation that Lender may request in writing to Borrower, including, but not limited to, the monthly delivery by Borrower to Lender of a Borrowing Base Certificate in the form that Lender shall provide to Borrower and the monthly delivery of a Compliance Certificate, the form of which is attached hereto as Exhibit A.

                  (b) Guarantor shall furnish, our cause to be furnished, to
Lender:

                           (i) as soon as available, and in any event within 45
days of the end of each quarter of its fiscal year, unaudited consolidating and consolidated financial statements, certified by the President, Chief Executive Officer or Controller of Guarantor, and accompanied by a management narrative summarizing circumstances and issues underlying such results and those facing Guarantor on a going forward basis;

                           (ii) as soon as available, and in any event within
120 days after the end of each fiscal year (including the most recent fiscal year then ended), audited consolidating and consolidated financial statements, prepared by and accounting firm acceptable to Lender, accompanied by a management narrative summarizing circumstances and issues underlying such results and those facing Guarantor on a going forward basis; and

                           (iii) any and all other reasonably necessary and
material documentation that Lender may request in writing to Guarantor, including, but not limited to, the monthly delivery of a Compliance Certificate, the form of which is attached hereto as Exhibit A.

         15. Indemnification Obligations. Borrower shall indemnify and hold Lender harmless from and against, and shall pay to Lender within ten business days after Borrower's receipt of written demand from Lender, any and all liabilities, obligations, losses, damages, penalties, costs, and expenses of any kind or nature that may be imposed on Lender in any litigation, proceeding or investigation instituted by any governmental authority or Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement; provided, however, Borrower shall not be required to indemnify and hold Lender harmless from any such liabilities, obligations, losses, damages, penalties, costs, and expenses arising from Lender's gross negligence or willful misconduct. The failure of Borrower to pay to Lender any such amounts as required under this Section shall trigger, in addition to other rights and remedies available to it, Lender's right to exercise any of its rights and remedies as more fully set forth in Section 24 of this Agreement. The rights and remedies of Lender shall be cumulative, and any exercise of any right or remedy under this Agreement or the underlying documentation to guarantee the Obligations, shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy.

         16. Further Assurances. Borrower covenants to execute such other assignments, security agreements, financing statements, and other documents that Lender may reasonably deem necessary to further evidence the Obligations, or to perfect, extend, or clarify Lender's rights in the Collateral.

         17. Insurance. Borrower shall keep the Inventory and Equipment insured against all risks of loss or damage from every cause whatsoever for not less than the full replacement value thereof, and shall carry public liability and property damage insurance covering the Inventory and Equipment and their use in amounts customary for such Inventory and Equipment. All such insurance shall be in form and amount acceptable to Lender and name Lender and its assignee as Loss Payee, as their interest may appear with respect to property damage coverage and as Additional Insured with respect to public liability coverage. Borrower shall pay the premiums therefor and deliver said policies, or duplicates thereof or certificates of coverage therefor to Lender, with long form Lender's Loss Payable endorsement upon the policy or policies or by independent instrument, that provides that no act, default or breach of warranty or condition of the insured or any other person shall affect the right of Lender to recover under such policy or policies of insurance or to pay any premium in whole or in part relating thereto, and that provides Lender a right to thirty (30) days prior written notice before the policy can be altered or canceled without obligation of payment of premiums. In the event Borrower fails to provide such insurance coverage, Lender may obtain such coverage for its benefit or for the benefit of Borrower and charge Borrower therefor. Borrower hereby appoints Lender as Borrower's attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks, or drafts for loss of damage under any said insurance policies and to apply the proceeds in furtherance of the exercise of Lender's options as provided herein.

         18. Guaranty. Borrower acknowledges that a certain amount of the Obligations are guaranteed by Guarantor pursuant to a certain amended and restated guaranty agreement dated as of even date herewith (the "Guaranty"), the form of which is attached hereto as Exhibit B. ---------

         19. Audits. Lender shall have the right, in its sole discretion, to conduct audits of Borrower up to four times annually, and Borrower will provide access to all of its books and records and such other information which Lender deems necessary to evaluate the status of the Loans or of the Collateral; provided, however, that if an Event of Default occurs, Lender shall have the right, in its sole discretion, to conduct audits of Borrower without limitation. In connection therewith, Borrower will pay to Lender all reasonable costs and expenses incurred in conjunction therewith.

         20. Confidentiality. Lender, Borrower and Guarantor shall hold confidential all non-public information obtained pursuant to the requirements hereof and identified as such by Lender, Borrower or Guarantor in accordance with Lender's, Borrower's or Guarantor's customary procedures for handling confidential information of this nature and in accordance with safe and sound business practices, provided that Lender, Borrower or Guarantor may make disclosures as required or requested by any governmental authority or any representative thereof, or pursuant to any legal process, or to its accountants, lawyers and other advisors.

         21. Legal and Binding Agreement. Borrower and Guarantor warrant that the execution and performance of this Agreement will not violate any judicial or administrative order or governmental law or regulation to which either of Borrower or Guarantor is subject, and that this Agreement is valid, binding and enforceable against Borrower and Guarantor in every respect according to its terms subject to all applicable laws.

         22. No Consent Required. Borrower and Guarantor warrant that Borrower's and Guarantor's execution, delivery and performance of this Agreement does not require the consent of or the giving of notice to any third party, including, but not limited to, any third party payor of accounts, any lender, governmental body or regulatory authority.

         23. Default Defined. The occurrence of any one or more of the following events shall constitute a default under this Agreement ("Event of Default"):

                  (a) Monetary Default. The failure of Borrower to pay to Lender any amount due hereunder or under the Promissory Notes within one day following the date such amount is due and owing by Borrower to Lender.

                  (b) Default Under Any Other Agreement. A default under (i) any other agreement, document or instrument to which Borrower or Guarantor and Lender are a party, (ii) any other agreement which one or more of Borrower's Affiliates and Lender or one or more of Lender's affiliates are a party or (iii) any other agreement to which Borrower is a party, and with respect to (i), (ii) and (iii) which is not otherwise cured by Borrower or Guarantor, as applicable, within ten days following the date upon which Borrower or Guarantor knew or in good faith should have known of the occurrence of such Event of Default.

                  (c) Breach of Warranty/Covenant. The failure of Borrower or Guarantor to perform or observe any obligation, covenant, agreement, representation or warranty contained herein or in any document or agreement executed or delivered in connection herewith within ten days following the date upon which Borrower or Guarantor knew or in good faith should have known of the occurrence of the breach at issue.

                  (d) Dissolution/Cessation of Business. The cessation of Borrower's or Guarantor's business, Borrower's or Guarantor's liquidation, the filing of a certificate of dissolution by Borrower or Guarantor, or the taking of any action by Borrower or Guarantor to further a liquidation or dissolution.

                  (e) Creation of Lien. The garnishment or creation of a lien against or security interest in any of the Collateral (other than existing security interests as of the date hereof or liens otherwise permitted herein) in which Borrower has granted a security interest to Lender pursuant to the terms hereof which is otherwise not released or cured by Borrower in some other manner acceptable to Lender within ten days following the date upon which Borrower knew or in good faith should have known of the existence of the interest at issue.

                  (f) Loss of Licenses. The loss of license as a final act of any applicable administrative or governmental authority required of Borrower to conduct its business as presently conducted and as proposed to be conducted, unless such loss of license would not have a Material Adverse Effect (as defined below).

                  (g) Material Change of Personnel. Any additions or replacements to the senior management teams of Borrower or Guarantor are made without Lender's prior written approval, which consent shall not be unreasonably withheld or delayed.

                  (h) Compromise of Security. A Material Adverse Effect or a material adverse change, in Lender's reasonable discretion, has occurred in the financial condition, operations or business of Borrower or Guarantor, or the value of the Collateral or Lender's interest in such Collateral, which has not been cured by Borrower or Guarantor, as applicable, within ten days following the date upon which Borrower or Guarantor, as applicable, knew or in good faith should have known of the existence of the Material Adverse Effect or material adverse change. "Material Adverse Effect" means a material adverse effect upon
(a) the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower or Guarantor, (b) the ability of Borrower or Guarantor to perform its respective obligations under this Agreement or any document, agreement, guaranty, or instrument executed in connection herewith, or
(c) the ability of Lender to enforce the terms of this Agreement, or any document, agreement, guaranty, or instrument executed in connection herewith.

         24. Remedies Upon Default. Upon the occurrence of an Event of Default, after notice has been provided to Borrower by Lender in accordance with Section 26 of this Agreement and after the expiration of any applicable cure period, Lender may pursue any or all of the following remedies, without any further notice to Borrower, except as required below, to allow Lender to proceed against the Collateral.

                  (a) Acceleration. Lender may declare the entire amount due under the Promissory Notes due and payable at once. The entire unpaid balance shall continue to accrue interest at the rate specified in Section 6 above until all amounts due hereunder have been paid in full.

                  (b) Collection of Collateral. Upon written notice by Lender, Borrower shall not make any further attempt to collect or receive payment with respect to any of the Collateral. Any such attempt after the giving of such notice shall constitute a wrongful conversion of the Collateral. Lender may obtain a temporary restraining order or other equitable relief to enforce Borrower's obligation to refrain from so impairing Lender's interest in the Collateral. To the extent Borrower receives any collections or payments with respect to the Collateral, Borrower shall hold such collections or payments in trust on behalf of Lender and immediately turn the same over to Lender in the form so received.

                  (c) Repossession. Lender may take possession of any or all of the Collateral and proceeds thereof.

                  (d) Disposition. Lender may dispose of the Collateral at private or public sale. Any required notice of sale shall be deemed commercially reasonable if given at least five (5) days prior to sale. Lender may adjourn any public or private sale to a different time or place without notice or publication of such adjournment, and may adjourn any sale either before or after offers are received.

                  (e) Recovery of Proceeds of Collateral. Lender may recover any or all proceeds of the Collateral from any bank, court or other custodian who may have possession thereof. Borrower hereby authorizes and directs all custodians of Borrower's assets to comply with any demand for payment made by Lender pursuant to this Agreement, without the need of prior approval or confirmation from Borrower and without making any inquiry as to the existence of an Event of Default hereunder or any other matter. Lender may engage a collection agent to collect the Collateral for a reasonable percentage commission or under any other reasonable compensation arrangement.

                  (f) Enforcement of Rights of Collection. Lender may, but shall not be obligated to, take such measures as Lender may deem necessary in order to collect or otherwise liquidate the Collateral. Without limiting the foregoing, Lender may institute or continue any administrative or judicial action that it may deem necessary in the course of collecting and enforcing any or all of Lender's rights in or under the Collateral. Any administrative or judicial action or other action taken by Lender in the course of collecting the Collateral may be taken by Lender in its own name or in Borrower's name. Lender may compromise or settle any disputed claims, which compromises or settlements shall be binding upon Borrower. Lender shall have no duty to pursue collection of the Collateral, and may abandon efforts to collect the Collateral after such efforts are initiated. All costs and expenses related to collection shall be the responsibility of Borrower. Any deficiency balance owed Lender by Borrower shall be a general claim against Borrower.

                  (g) Other Remedies. Lender may exercise any right that it may have under any other document evidencing or securing the Loans or otherwise available to Lender at law or equity.

                  (h) Application of Proceeds. All amounts received by Lender for Borrower's account by exercise of its remedies hereunder shall be applied as follows: first, to the payment of all expenses incurred by Lender in exercising its rights hereunder, including reasonable attorneys' fees, and any other expenses due Lender from Borrower; second, to the payment of all interest, if any, outstanding under the Promissory Notes in such order as Lender may elect; third, to the payment of the Principal Sum outstanding under the Promissory Notes, in such order as Lender may elect; and, fourth, any excess to Borrower or other party entitled thereto.

         25. Not Partners; No Third Party Beneficiaries. Nothing contained herein or in any related document shall be deemed to render Lender a partner of Borrower or Guarantor for any purpose. This Agreement has been executed for the sole benefit of Lender and its assignees and affiliates, and no other third party is authorized to rely upon Lender's rights hereunder or to rely upon an assumption that Lender has or will exercise its rights under this Agreement or under any document referred to herein.

         26. Notices.

                  (a) All communications regarding this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally,
(ii) mailed by certified mail, return receipt requested, (iii) sent by facsimile and confirmed by first-class mail, or (iv) sent by commercial overnight courier, addressed as follows:

         As to Borrower:
         --------------

         Ciera Network Systems, Inc.
         1250 Woodbranch Park, First Floor
         Houston, Texas  77079
         Phone:  (281) 529-4747
         Fax:     (281) 529-4686
         Attention:  Paul Licata

         with a copy to:

         Boyar & Miller
         Attn:  Tim Heinrich, Esq.

         4265 San Felipe, Suite 1200
         Houston, Texas  77027
         (713) 850-7766
         (713) 552-1758

         As to Guarantor:
         ---------------

         CCC GlobalCom Corporation
         16350 Park Ten Place, Suite 241
         Houston, Texas  77084
         Phone:   (281) 599-7877
         Fax:     (281) 599-7878
         Attention:  Paul Licata

         with a copy to:

         Boyar & Miller
         Attn:  Tim Heinrich, Esq.
         4265 San Felipe, Suite 1200
         Houston, Texas  77027
         (713) 850-7766
         (713) 552-1758

         As to Lender:
         ------------

         RFC Capital Corporation
         130 East Chestnut Street, Suite 400
         Columbus, Ohio  43215
         Phone:   (614) 229-7979
         Fax:     (614) 229-7980
         Attention: President

         with a copy to:

         Porter, Wright, Morris & Arthur LLP
         Attn:  Timothy E. Grady, Esq.
         41 South High Street, Suite 3100
         Columbus, Ohio  43215-6194
         Phone: (614) 227-2105
         Fax:   (614) 227-2100

         (b) All communications regarding this Agreement shall be deemed to have been duly given (i) when received by the intended recipient, if delivered in accordance with items (i) or (ii) of paragraph (a) above, (b) when sent by facsimile, if sent in accordance with item (iii) of paragraph (a) above, and (c) the day after being delivered to a commercial overnight courier for overnight delivery, if sent in accordance with item (iv) of paragraph (a) above.

         27. Indulgence Not Waiver. Lender's indulgence in the existence of an Event of Default hereunder or any other departure from the terms of this Agreement shall not prejudice Lender's rights to declare an Event of Default or otherwise demand strict compliance with this Agreement.

         28. Cumulative Remedies. The remedies provided Lender in this Agreement are not exclusive of any other remedies that may be available to Lender under any other document or at law or equity.

         29. Term; Reinstatement. The security interest granted herein shall continue until all amounts due and owing hereunder and all amounts included in the secured indebtedness and secured hereby have been irrevocably paid in full. If, after receipt of payment of all or any part of the Loans, Lender is for any reason required to surrender such payment to any Person because such payment is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference or diversion of trust funds, or for any other reason, then the Loans or part thereof intended to be satisfied shall be revived and this Agreement and the security interests granted herein or in connection herewith shall continue in full force as if such payment had not been made, and Borrower shall be liable to Lender, and hereby indemnifies Lender against and holds Lender harmless from, the amount of such surrendered payment. These provisions shall remain effective notwithstanding any contrary action taken by Lender in reliance on such payment which such action shall be deemed to have been conditioned on such payment having become final and irrevocable. The provisions of this Agreement are irrevocable. Upon final and irrevocable payment of the Loans and all amounts included in the secured indebtedness and performance of all of Borrower's obligations hereunder, all filings under the Uniform Commercial Code will be terminated within a reasonable time and the provisions of this Agreement shall terminate.

         30. Power of Attorney. Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as Borrower's true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in Lender's own name, from time to time in Lender's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby grants to Lender the power and right, on behalf of Borrower, without notice to or assent: (a) to execute, file and record all such financing statements, certificates of title and other certificates of registration and operation and similar documents and instruments as Lender may deem necessary or desirable to protect, perfect and validate Lender's security interest in the Collateral; (b) to receive, collect, take, indorse, sign, and deliver in Borrower's or Lender's name, any and all checks, notes, drafts, or other documents or instruments relating to the Collateral; and (c) upon the occurrence of an Event of Default, (i) to notify postal authorities to change the address for delivery of Borrower's mail to an address designated by Lender,
(ii) to open such mail delivered to the designated address, (iii) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought with respect to any Collateral; (vi) to negotiate, settle, compromise or adjust any account, suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Lender may deem appropriate; and (vii) generally, to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender's option, at any time or from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's security interest therein, in order to effect the intent of this Agreement.

         Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. The powers conferred upon Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that

Lender actually receives as a result of the exercise of such powers and neither Lender nor any of its officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act, except for Lender's own gross negligence or willful misconduct, as determined by a final non-appealable judgment by a court of competent jurisdiction.

         31. Outstanding Loans. The outstanding principal amount of, and accrued interest on, the Loans and the Interest Rate applicable to the Loans from time to time, shall be, at all times, ascertained from the records of Lender and shall be conclusive absent manifest error.

         32. Modifications and Course of Dealing. This Agreement constitutes the entire agreement of Borrower, Lender and Guarantor relative to the subject matter hereof. No modification of, or supplement to, this Agreement shall bind Lender unless in writing and signed by an authorized officer of Lender. The enumeration in this Agreement of Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that Lender may have under the Uniform Commercial Code or other applicable law. No course of dealing and no delay or failure of Lender to exercise any right, power or privilege under this Agreement, any other loan document or any other agreement will affect any other or future exercise of such right, power or privilege. The exercise of any one right, power or privilege shall not preclude the exercise of any others, all of which shall be cumulative. In the 60 days after the execution of this Agreement, Lender and Borrower agree to negotiate in good faith with the intent of combining the borrowing formulas of the various classifications of assets and revenues (net of Taxes and Surcharges) of Borrower. Failure to reach any agreement in this regard shall have no effect on the respective rights and remedies of the parties to this Agreement.

         33. Assignment and Participation. Neither Borrower nor Guarantor may assign or transfer any of its rights or delegate any of its obligations under this Agreement. Lender shall have the right, from time to time, without notice to Borrower or Guarantor, to sell, assign or otherwise transfer its interest in this Agreement and the Loans, either in whole or in part, to any other party or enter into participation arrangements with any other party. Borrower and Guarantor authorize Lender to deliver to potential assignees or participants Borrower's and Guarantor's financial information and all other information delivered to Lender pursuant to the terms of this Agreement.

         34. Expenses. Borrower agrees to pay, and to hold Lender harmless from and against, all expenses associated with any amendments, waivers or consents relating to this Agreement or any agreement or document executed or delivered hereunder or arising in connection with Lender's enforcement or preservation of its rights under this Agreement, including expenses incurred by Lender in the collection of any of the Loans.

         35. Maximum Charges. In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final determination, deem applicable thereto. In the event such a court determines that Lender has received interest and other charges hereunder in excess of the highest rate applicable thereto, Lender shall promptly refund such excess amount to Borrower, and the provisions hereof shall be deemed amended to provide for such permissible rate.

         36. No Consequential Damages, No Offset. No claim may be made by Borrower or Guarantor, or any of their officers, directors, or agents against Lender or its affiliates, directors, officers, employees, attorneys or agents for agents for any special, indirect, punitive, or consequential damages in respect of any breach or wrongful conduct (whether the claim therefor is based in contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated and the relationship established by this Agreement, or any act, omission, or event occurring in connection therewith, and Borrower and Guarantor, hereby waive, release, and agree not to sue upon any such claim for any such damages, whether or not accrued and whether or not know or suspected to exist in its favor. Each of Borrower and Guarantor hereby waives any right of offset, set off or other recoupment against payment of the Obligations to Lender, whether now existing or arising hereafter and whether any of the same arises out of any contractual relationship between and among Lender, Borrower and Guarantor, any act or conduct in respect of the loan documents or other documents executed in connection herewith or otherwise.

         37. Binding Effect, Severability and Governing Law. This Agreement shall not be deemed to create any right in any party except as provided herein and shall inure to the benefit of, and be binding upon, the successors and assigns of Borrower, Lender and Guarantor. All of Borrower's and Guarantor's obligations under this Agreement are absolute and unconditional, shall not be subject to any offset or deduction whatsoever. The provisions of this Agreement are intended to be severable. If any provision of this Agreement is held invalid or unenforceable in whole or in part, such provision will be ineffective to the extent of such invalidity or unenforceability without in any manner effecting the validity or enforceability of the remaining provisions of this Agreement. THE PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO, WITHOUT REFERENCE TO APPLICABLE CONFLICT OF LAW PRINCIPLES. BORROWER CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF OHIO COURTS IN CONNECTION WITH THE RESOLUTION OF ANY DISPUTES RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED HEREUNDER. BORROWER AND GUARANTOR IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH EITHER PARTY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

BORROWER AND GUARANTOR HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THEM AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER AND/OR GUARANTOR AT THE ADDRESS SET FORTH IN SECTION 26 OF THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

         38. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER FINANCING AGREEMENTS, THE OBLIGATIONS OF BORROWER AND GUARANTOR, THE COLLATERAL, OR ANY INSTRUMENT, DOCUMENT OR GUARANTY DELIVERED PURSUANT HERETO OR TO ANY OF THE FOREGOING, OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF, OR ANY OTHER CLAIM OR DISPUTE HEREUNDER OR THEREUNDER. BORROWER AND GUARANTOR AGREE THAT NEITHER WILL ASSERT AGAINST LENDER ANY CLAIM FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. NO OFFICER OF LENDER HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

         39. Survival. All warranties, representations, and covenants made by Borrower and Guarantor herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by Lender and shall survive the closing of any and all Loans regardless of any investigation made by Lender on its behalf. All statements in any such certificate or other instrument shall constitute representations and warranties by Borrower and Guarantor.

         40. Final Agreement. This Agreement is intended by Borrower, Lender and Guarantor to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other loan document shall be made, except by a written agreement signed by Borrower, Guarantor and a duly authorized officer of Lender.

         41. Counterparts. This Agreement may be executed in any number of counterparts, and by Lender, Borrower and Guarantor in separate counterparts, each of which shall be an original, but all of which shall taken together constitute one and the same agreement.

         42. Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         43. Third Party Consultation. Borrower and Guarantor hereby agree and acknowledge that each of them has had the opportunity to seek out and consult with legal counsel and/or independent business advisors of its own choosing in connection with the negotiation, execution and delivery of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement, or any part hereof, to be drafted.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

BORROWER:                                              LENDER:

CIERA NETWORK SYSTEMS, INC.                            RFC CAPITAL CORPORATION


------------------------------------                   -------------------------
By:      Robert Livingston                             By:
Its:     Executive Vice President                      Its:


GUARANTOR:

CCC GLOBALCOM CORPORATION


------------------------------------
By:      Robert Livingston
Its:     Executive Vice President

Schedule 11(g):  Permitted Liens and Encumbrances

Schedule 11(o):  Schedule of Business Locations

Schedule 11(t):  Schedule of Capital Structure

Exhibit A: Form of Compliance Certificate

Exhibit B:  Form of Amended and Restated Guaranty